                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement is made as of the 20th day of March, 2001 between Panja Inc., a Texas corporation, with offices at 3000 Research Drive, Richardson, Texas 75082 (the "Company"), and J. Joseph Hardt, an individual residing at 6254 Park Lane, Dallas, Texas 75225 (the "Employee").

                                    RECITALS
                                    --------

     A. The Employee has served as President and Chief Executive Officer for the Company since 1995.

     B. The Employee and the Company are parties to that certain Employment Agreement dated October 1, 1998, which is replaced by this Agreement.

     C. The Employee intends to relinquish his positions as President and Chief Executive Officer effective as of February 22, 2001.

     D. Effective as of February 22, 2001, the Employee shall serve as the Director of Special Projects.

     E. The Board of Directors of the Company has determined that it is in the best interests of the Company to retain the continuing services of the Employee as the Director of Special Projects and the Employee desires to provide such services upon the terms and conditions hereinafter set forth.


                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1.  Employment.  Effective as of February 22, 2001, the Company hereby
         ----------
employs the Employee as its Director of Special Projects, and the Employee accepts such employment for the term of employment specified in Section 3 below (the "Employment Term") and effective as of February 22, 2001, Employee hereby resigns his positions as President and Chief Executive Officer of the Company. In addition, Employee hereby resigns as Chairman of the Board of Directors of the Company and as a director of the Company effective as of March 20, 2001. During the Employment Term, the Employee shall have the duties, responsibilities and authority provided for the Director of Special Projects by the Board or the Chief Executive Officer of the Company. The duties of this position shall include, but not be limited to, the attendance at financial conferences, managing investor relationships, evaluation of acquisitions, providing a senior member of management at meetings, and corporate functions as required from time to time by the Chief Executive Officer. The Employee's services shall be performed at such times and locations as shall be mutually convenient to the Employee and the Company. The Employee shall continue to serve in the capacity of Director of Special Projects until the earlier of his death, disability, resignation or the termination of this Agreement.

     2.  Performance.  During the term of employment, the Employee shall devote
         -----------
such time as may be necessary to render services as Director of Special Projects as may reasonably be requested from time to time by the Board of Directors; provided, however, that the Employee shall be entitled to pursue other business interests so long as the pursuit of such interests does not unreasonably interfere with the performance by the Employee of his responsibilities hereunder or violate any of the other provisions of this Agreement.

     3.  Employment Term.  The Employment Term shall begin on February 22, 2001
         ---------------
and continue until June 30, 2001, unless terminated at an earlier date in accordance with the terms hereof.

     4.  Compensation.
         ------------

         (a) Salary.  During the Employment Term, the Company shall pay the
             ------
Employee a salary, payable in accordance with normal payroll practice, subject to withholding and other applicable taxes, at a rate of $25,000 per month (the "Salary Compensation"). The Employee's salary shall be subject to review by the Compensation Committee of the Board of Directors of the Company; provided, however, that in no event shall the Employee's base salary be decreased.

         (b) Bonus.  In return for past services, the Company hereby agrees to
             -----
pay Employee the sum of Five Hundred Twenty-five Thousand and No/100 Dollars ($525,000) (the "Bonus Compensation") as follows: (i) Eighty Five Thousand Eight Hundred Twenty and 16/100 Dollars ($85,820.16) by cancellation of the principal and accrued interest due through March 20, 2001 on each of the promissory notes executed by Employee and payable to the Company (the "Promissory Notes") as set forth on SCHEDULE 1 hereto and (ii) a cash sum of Four Hundred Thirty-nine
         ----------
Thousand One Hundred Seventy Nine and 84/100 Dollars ($439,179.84) (the "Cash Bonus Compensation"). Upon execution of this Agreement, the Company agrees to cancel and mark each Promissory Note as set forth on SCHEDULE 1 hereto
                                                     ----------
"CANCELLED". The Cash Bonus Compensation shall be paid in accordance with the following schedule: Twenty-five Thousand and No/100 Dollars ($25,000) per month for 17 months, payable on the 1/st/ day of each month, beginning on July 1, 2001, and continuing through November 1, 2002 and a final payment of Fourteen Thousand One Hundred Seventy Nine and 84/100 Dollars ($14,179.84) payable on December 1, 2002. Such obligation shall survive the termination of Employee's employment and shall survive the expiration of the Employment Term. In addition, the Employee shall be eligible to participate in such bonus plan, if any, as may be approved for Employee from time to time by the Compensation Committee of the Board of Directors of the Company.

         (c) Additional Benefits.  In addition to the other compensation payable
             -------------------
to the Employee hereunder, and to the benefits set forth on Schedule 2 attached
                                                            ----------
hereto, during the Employment Term the Company shall provide the Employee with such other benefits as may be approved by the Company's Board of Directors, and will also permit the Employee to participate in any and all group life insurance plans and medical and dental health benefit plans and the like and all other incentive plans maintained by or on behalf of the Company. All options previously granted to Employee that are or become fully vested during the Employment Term shall remain exercisable subject to the terms of the plan and option agreements under which they were granted.

     5.  Expenses.  The Employee shall be reimbursed by the Company for all
         --------
reasonable expenses incurred by him in connection with the performance of his duties hereunder.

     6.  Agreement Not to Compete.  The Employee agrees that during the Non-
         ------------------------
Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, distributor, dealer, representative, stockholder or otherwise, engage or have a financial interest in any business located anywhere in the Restricted Area (as herein defined) which competes with the Company or with any affiliate of the Company (excepting only the ownership of not more than 5.0% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). "Restricted Area" means the entire world. An entity or individual shall be deemed to compete with the Company or one of the Company's affiliates as of a particular time if the entity or individual then manufactures, produces, markets, distributes or sells any product or service which is directly competitive with, or which may be purchased in replacement or substitution of, any product or service which was being manufactured, produced, marketed, distributed, sold or actively developed by the Company or such affiliate during the Employment Term, and which is then still being manufactured, produced, marketed, distributed, sold or actively developed by the Company or such affiliate. A product or service shall be deemed to be under active development by the Company or its affiliate as of a particular date only if the Company or such affiliate has devoted significant resources to the development thereof and intends to market, distribute or sell such product or service within the next 18 months of such date. The "Non-Competition Period" is the period beginning on the date of execution of this Agreement and ending on March 1, 2003. The Employee further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or otherwise contact any of the Company's or its affiliates' customers, distributors, dealers or representatives as shown by the Company's or its affiliates' records, that were customers, distributors, dealers or representatives of the Company or its affiliates at any time during the two years immediately preceding the date of termination of the Employee's employment hereunder if such solicitation or contact is for the specific purpose of selling products or services that compete with any products or services that the Company or its affiliates had available for sale to its customers, distributors, dealers, representatives or prospects during the two years immediately preceding the end of the Non-Competition Period. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company and its affiliates, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Company and its affiliates, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company or its affiliates. For purposes of this

Section 6 and Section 7, an affiliate of the Company shall include any person or entity directly or indirectly controlling (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934), or directly or indirectly controlled by, or under direct or indirect common control with the Company.

     7.  Secret Processes and Confidential Information.  For the Employment Term
         ---------------------------------------------
and thereafter, (a) the Employee will not divulge, directly or indirectly, other than in the regular and proper course of business of the Company or its affiliates or as required by law, any confidential knowledge or information with respect to the operation or finances of the Company or its affiliates or with respect to confidential or secret processes, techniques, machinery, customers, plans and products manufactured or sold by the Company or its affiliates (collectively, "Confidential Information") and (b) the Employee will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company or its affiliates; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company or its affiliates, are hereby assigned to the Company and shall become and be the sole property of the Company unless released in writing by the Company. Notwithstanding the foregoing, if the Employee is required to disclose or divulge Confidential Information pursuant to any subpoena or other judicial process he will promptly so notify the Company, and if so requested by the Company or its affiliates, will assist the Company or its affiliates in seeking a protective order with respect thereto. If the Company cannot or chooses not to obtain such a protective order, the Employee will divulge only such Confidential Information as he is advised by his counsel is required to be disclosed, and will use his best efforts to ensure that the balance of such Confidential Information will be kept confidential.

     8.  Termination.
         -----------

         (a)  Termination at End of Employment Term. Unless affirmatively
              -------------------------------------
extended by written agreement of the Company and the Employee, the employment of the Employee hereunder shall terminate at the end of the Employment Term.

         (b)  Termination Prior to the End of the Employment Term.
              ---------------------------------------------------
Notwithstanding anything to the contrary except for "Cause" as defined below, the Company may not terminate the Employee's employment prior to the end of the Employment Term. In the event that the Company elects to terminate the employment of the Employee for "Cause" prior to the end of the Employment Term, or the Employee terminates his employment prior to the end of the Employment Term, whether voluntarily, involuntarily, as a result of death, disability or otherwise, then (i) the Employee shall be entitled to receive all Bonus Compensation, and (ii) the Employee shall not be entitled to receive the remaining amount of Salary Compensation, prorated for the portion of the Employment Term not fulfilled. Termination for Cause shall be preceded by at least forty-five (45) days' notice. Cause is hereby defined as:

               (A) Employee's conviction for a felony offense or commission by Employee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company;

               (B) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Employee;

               (C) Employee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Employee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available); or

               (D) The determination by the Company that Employee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the terms or provisions of Section 6 or 7 of this Agreement, or the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time.

  9.      General Release.
          ---------------

          (a)  Employee General Release.  In consideration of the compensation
               ------------------------
and benefits described in Section 4 above, the Employee and his spouse, family members, heirs, successors, and assigns (collectively the "Employee Releasing Parties") release, acquit, and forever discharge: (i) the Company; (ii) any subsidiaries, predecessors, successors and affiliates of Company; and (iii) any officer, director, shareholder, trustee, fiduciary, agent, employee, representative, insurer, attorney, or any successors and assigns of the persons or entities just named (collectively the "Employee Released Parties") from, and waive to the maximum extent permitted by law, any and all claims, liabilities, demands, and causes of action of any sort, known or unknown, fixed or contingent, that the Employee has, has had, or may have in the future, against Company or any of the other Employee Released Parties that arise in any way from any act, omission or event from the beginning of time through and including that date and time of this Agreement. This general release includes, but is not limited to, any and all (i) claims under the Employment Agreement dated October 1, 1998, and any other employment agreement (other than this Agreement), (ii) claims arising under federal, state, or local laws prohibiting employment discrimination, (iii) claims to unemployment compensation, or (iv) other claims growing out of any legal restrictions, contractual or otherwise, on the right of Company to terminate the employment of its employees, examples of which include the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Texas Commission on Human Rights Act, the Texas Payday Act and the Age Discrimination in Employment Act. The Employee understands and acknowledges that if, notwithstanding his waiver of claims as described above, he should nonetheless proceed to make such claims, the court hearing his claims may hold him liable for the damages and costs, including attorney's fees, incurred by the Company or the other Employee Released Parties in defending such claims. This general release does not have any effect on any claim that the Employee may have against the Company or any of the other Employee Released Parties with respect to any rights or claims that may arise as the result of acts, omissions or events after the date and time of this Agreement, and shall not release any rights the Employee has under the Indemnification Agreement between the Company and Employee, dated February 15, 2001 ("Indemnification Agreement") or under any existing option agreements and the related plan pursuant to which such options were granted.

          (b)  Company General Release.  In consideration of the services
               -----------------------
described in Section 1 above, the Company and its subsidiaries, predecessors, successors, affiliates, and assigns (collectively the "Company Releasing Parties") release, acquit, and forever discharge: (i) the Employee; (ii) his spouse, family members, heirs, successors and assigns; and (iii) any trustee, fiduciary, agent, employee, representative, insurer, attorney, or any successors and assigns of the persons just named (collectively the "Company Released Parties") from, and waive to the maximum extent permitted by law, any and all claims, liabilities, demands, and causes of action of any sort, known or unknown, fixed or contingent, that the Employee has, has had, or may have in the future, against Employee or any of the other Company Released Parties that arise in any way from any act, omission or event from the beginning of time through and including that date and time of this Agreement. This general release includes, but is not limited to, any and all claims under the Employment Agreement dated October 1, 1998, and any other employment agreement (other than this Agreement). The Company understands and acknowledges that if, notwithstanding its waiver of claims as described above, it should nonetheless proceed to make such claims, the court hearing its claims may hold it liable for the damages and costs, including attorney's fees, incurred by the Employee or the other Company Released Parties in defending such claims. This general release does not have any effect on any claim that the Company may have against the Employee or any of the other Company Released Parties with respect to any rights or claims that may arise as the result of acts, omissions or events after the date and time of this Agreement or under any existing option agreements and the related plan pursuant to which such options were granted.

     10.  Successors.  In the event that the Company or any of its successors or
          ----------
assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Agreement.

     11.  Notice.  Any notices required or permitted hereunder shall be in
          ------
writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the addresses set forth above or to such other addresses as the parties may hereafter give notice provided herein.

     12.  General.
          -------

          (a) Prior Agreements.  This Agreement supersedes and replaces all
              ----------------
prior agreements between the Company and the Employee, written or oral, relating to the terms of the Employee's employment by the Company including, but not limited to, that certain Employment Agreement dated October 1, 1998. The Indemnification Agreement shall remain in full force and effect.

          (b) Governing Law.  The terms of this Agreement shall be governed by
              -------------
the laws of the State of Texas.

          (c) Assignability.  The Employee may not assign his interest in or
              -------------
delegate his duties under this Agreement. The covenants and obligations of the Employee hereunder shall inure to the benefit of the Company's successors and assigns.

          (d) Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the Company, its successors and assigns.

          (e) Entire Agreement; Modification.  This Agreement constitutes the
              ------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration.  Notwithstanding the term of employment hereunder, this
              --------
Agreement shall continue for so long as any obligations remain under this Agreement.


                    [Rest of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                    PANJA INC.



                                    By:    /s/ Paul D. Fletcher
                                       ----------------------------------
                                       Name:   Paul D. Fletcher
                                             ----------------------------
                                       Title:  Vice President & CFO
                                             ----------------------------


                                    EMPLOYEE

                                           /s/ J. Joseph Hardt
                                    -------------------------------------
                                    J. Joseph Hardt

                                   SCHEDULE 1
                                   ----------


                                Promissory Notes
                                ----------------


   Date of                            Accrued Interest
Promissory Note        Principal   Through March 20, 2001      Due Date
---------------        ---------   ----------------------      --------

  October 25, 2000     $27,500.00               $1,011.30  October 25, 2003
  October 25, 2000      22,125.00                  813.65  October 25, 2003
  September 1,1998      22,125.00                4,661.54  August 31,  2001
  January 3,  2000       6,889.93                  693.74  January 3,  2003
                       ----------               ---------

Total                  $78,639.93               $7,180.23

Total Principal and Accrued Interest Through March 20, 2001 $85,820.16

                                   SCHEDULE 2
                                   ----------

                          Specific Employment Benefits
                          ----------------------------


(a) Reimbursement for life insurance premiums of approximately $100 per month during the Employment Term.

(b)  Payment of bar association dues.

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